EXHIBIT 99.1
------------



FOR IMMEDIATE RELEASE


Contact:    Raymond Martz, Director of Finance/Investor Relations
            --Bethesda +301/941-1516



           LASALLE HOTEL PROPERTIES EXTENDS BANK CREDIT FACILITY


      BETHESDA, MD, NOVEMBER 14, 2000 -- LaSalle Hotel Properties
(NYSE: LHO) today announced that it had renewed and extended its bank credit facility through December 31, 2003. The facility was reduced $35 million to a total of $200 million based on anticipated usage. Additionally, the floating rate pricing grid increased by 37.5 basis points. All other terms remained essentially the same. Societe Generale, Bank of Montreal and Deutsche Bank Alex.Brown led the syndication of the facility, which was oversubscribed.

      "We are pleased that the facility has been extended as it provides us the flexibility to continue to meet our mission of investing in upscale and luxury full-service hotels while providing a reliable stream of income to our shareholders," said Hans Weger, Chief Financial Officer for LaSalle Hotel Properties. "Also, reducing the overall size of the line at this time will result in annual savings for the Company as unused credit fees will decrease."

      LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust which owns 13 upscale and luxury full-service hotels, totaling approximately 5,300 guest rooms in 13 markets in 11 states. LaSalle Hotel Properties is focused on investing in upscale and luxury full-service hotels located in urban, resort and convention markets.

The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Le Meridien Hotels & Resorts, Marriott International, Inc., Radisson Hotels International, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts and Hyatt Hotels Corporation.

      The REIT serves as the exclusive vehicle for Jones Lang LaSalle's hotel investment activities in the United States. Jones Lang LaSalle (NYSE: JLL) is the world's leading real estate services and investment management firm with more than $21.5 billion of assets under management and operating across more than 100 key markets on five continents.



      Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk" and elsewhere in the Company's annual report on Form 10-K for the year ended December 31,

LASALLE HOTEL PROPERTIES EXTENDS BANK CREDIT FACILITY -- Add one



1999, under "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk", and elsewhere in the Company's quarterly report(s) on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, under "Certain Relationships and Related Transactions" in the Company's proxy statement with respect to the annual meeting of shareholders on May 17, 2000, under "Risk Factors" and elsewhere in the Company's Registration Statement (333-77371) and in other periodic reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Company expectations or results, or any change in events.



CONTACTS:
--------

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties
            --+301/941-1516


          For additional information, please visit LHO's web site
                         at www.lasallehotels.com




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